Select Historical Segment Data
The following table sets forth historical revenue, net loss, income (loss) before income taxes, and Adjusted EBITDA assuming we had three reportable segments for each of the periods presented (in thousands, unaudited):

	Three Months Ended				Year Ended December 31, 2018
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Revenue:
IMT Segment:
Premier Agent	$213,732	$230,885	$232,703	$221,012	$898,332
Rentals	29,063	33,288	37,319	34,917	134,587
Other	38,061	41,768	43,616	44,779	168,224
Total IMT segment revenue	280,856	305,941	313,638	300,708	1,201,143
Homes segment	—	—	11,018	41,347	52,365
Mortgages segment	19,023	19,305	18,438	23,280	80,046
Total revenue	$299,879	$325,246	$343,094	$365,335	$1,333,554

Net loss	$(18,591)	$(3,093)	$(492)	$(97,682)	$(119,858)
Income (loss) before income taxes:
IMT segment	$(6,616)	$110	$6,322	$(57,454)	$(57,638)
Homes segment	(4,390)	(10,061)	(16,428)	(28,812)	(59,691)
Mortgages segment	(358)	356	(623)	(13,086)	(13,711)
Adjusted EBITDA*:
IMT segment	$46,683	$59,718	$75,363	$58,261	$240,025
Homes segment	(3,513)	(8,352)	(13,409)	(23,186)	(48,460)
Mortgages segment	3,140	4,634	4,211	(2,718)	9,267
Total Adjusted EBITDA	$46,310	$56,000	$66,165	$32,357	$200,832
* Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below under “Use of Non-GAAP Financial Measures” for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this Exhibit 99.1 includes references to Adjusted EBITDA on both a consolidated basis and for each segment, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, within this Exhibit 99.1.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

▪
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	Adjusted EBITDA does not reflect impairment costs;

▪	Adjusted EBITDA does not reflect acquisition-related costs;

▪	Adjusted EBITDA does not reflect interest expense or other income;

▪	Adjusted EBITDA does not reflect income taxes; and

▪	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and income (loss) before income taxes and our other GAAP results.

Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(18,591)
Income tax expense (1)	N/A	N/A	N/A	N/A	2,600
Loss before income taxes	$(6,616)	$(4,390)	$(358)	$(4,627)	$(15,991)
Other income	—	—	—	(2,446)	(2,446)
Depreciation and amortization expense	25,465	59	1,382	—	26,906
Share-based compensation expense	27,807	818	2,116	—	30,741
Acquisition-related costs	27	—	—	—	27
Interest expense	—	—	—	7,073	7,073
Adjusted EBITDA	$46,683	$(3,513)	$3,140	$—	$46,310

	Three Months Ended June 30, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(3,093)
Income tax benefit (1)	N/A	N/A	N/A	N/A	(10,600)
Income (loss) before income taxes	$110	$(10,061)	$356	$(4,098)	$(13,693)
Other income	—	—	—	(3,089)	(3,089)
Depreciation and amortization expense	24,650	181	1,189	—	26,020
Share-based compensation expense	34,958	1,528	2,457	—	38,943
Acquisition-related costs	—	—	632	—	632
Interest expense	—	—	—	7,187	7,187
Adjusted EBITDA	$59,718	$(8,352)	$4,634	$—	$56,000

	Three Months Ended September 30, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(492)
Income tax benefit (1)	N/A	N/A	N/A	N/A	(14,700)
Income (loss) before income taxes	$6,322	$(16,428)	$(623)	$(4,463)	$(15,192)
Other income	—	—	—	(7,773)	(7,773)
Depreciation and amortization expense	22,053	368	954	—	23,375
Share-based compensation expense	36,988	2,219	2,475	—	41,682
Impairment costs	10,000	—	—	—	10,000
Acquisition-related costs	—	—	1,405	—	1,405
Interest expense	—	432	—	12,236	12,668
Adjusted EBITDA	$75,363	$(13,409)	$4,211	$—	$66,165

	Three Months Ended December 31, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(97,682)
Income tax benefit (1)	N/A	N/A	N/A	N/A	(8,402)
Loss before income taxes	$(57,454)	$(28,812)	$(13,086)	$(6,732)	$(106,084)
Other income	—	—	(244)	(5,718)	(5,962)
Depreciation and amortization expense	19,064	715	3,311	—	23,090
Share-based compensation expense	31,651	3,166	2,901	—	37,718
Impairment costs	65,000	—	4,000	—	69,000
Acquisition-related costs	—	—	268	—	268
Interest expense	—	1,745	132	12,450	14,327
Adjusted EBITDA	$58,261	$(23,186)	$(2,718)	$—	$32,357

	Year Ended December 31, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(119,858)
Income tax benefit (1)	N/A	N/A	N/A	N/A	(31,102)
Loss before income taxes	$(57,638)	$(59,691)	$(13,711)	$(19,920)	$(150,960)
Other income	—	—	(244)	(19,026)	(19,270)
Depreciation and amortization expense	91,232	1,323	6,836	—	99,391
Share-based compensation expense	131,404	7,731	9,949	—	149,084
Impairment costs	75,000	—	4,000	—	79,000
Acquisition-related costs	27	—	2,305	—	2,332
Interest expense	—	2,177	132	38,946	41,255
Adjusted EBITDA	$240,025	$(48,460)	$9,267	$—	$200,832

(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net loss and income tax (benefit) expense are calculated and presented only on a consolidated basis within our financial statements.

(2) Certain corporate items are not directly attributable to any of our segments, including interest income earned on our short-term investments included in Other income and interest costs on our convertible senior notes included in interest expense.